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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

Contact:   Steve Ellis
           Director, Corporate Communications
           SAGA SOFTWARE, Inc.
           703-391-8295
           steve.ellis@sagasoftware.com
           ----------------------------

           Dawn Orr
           Director, Investor relations
           SAGA SOFTWARE, Inc.
           703-391-6589
           ags@sagasoftware.com



            SAGA SYSTEMS, INC. ANNOUNCES OPEN MARKET STOCK REPURCHASE


     RESTON, VA, June 14, 1999--SAGA SYSTEMS (NYSE:AGS), the parent company of SAGA SOFTWARE, Inc., (SAGA(TM)) announced that it will commence a open-market repurchase of up to two million shares of the company's common stock. This component of the Company's ongoing repurchase program begins today, June 14, 1999 and will continue over an indefinite period.

     According to SAGA President and CEO Dan Gillis, "We believe that the price of AGS shares is currently undervalued and that this initiative represents an excellent investment in the future of the Company."

     AGS closed Friday at $10 5/8 with volume of 33,700.


                                    ~ more ~

ABOUT SAGA SYSTEMS, INC.

     Based in Reston, Virginia, SAGA SYSTEMS, Inc., (NYSE:AGS) is the parent company of SAGA SOFTWARE, Inc. (SAGA). SAGA provides enterprise system software and a full suite of enterprise integration solutions that support billions of mainframe transactions daily for some of the world's largest organizations. SAGA's suite of mission critical products and associated professional services take customers from the heart of the enterprise to the desktop, freeing their information and leveraging their IT investment. SAGA Affiliates are located worldwide in Asia-Pacific, Eastern and Western Europe, Japan,
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Latin America, the Middle East and South America. For further information, please visit the company's Web site at http://www.sagasoftware.com.
                                       ----------------------------

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                                            All product or company names
                                            mentioned are used for
                                            identification purposes only,
                                            and may be trademarks, trade
                                            names or service marks of
                                            their respective owners.


Safe Harbor Provision for Forward-Looking Statements:

     The statements contained in this release include forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 including forward-looking statements concerning product availability and functionality and the ability of the company to integrate recently acquired technology into in-development product offerings. These forward-looking statements are based on the company's current knowledge, beliefs, expectations and specific assumptions with respect to future business decisions. Accordingly, the statements are subject to significant risks, contingencies and uncertainties that could cause actual operating results, performance or business prospects to differ materially from those expressed in, or implied by, these statements. These risks, contingencies and uncertainties include, but are not limited to, significant quarterly and other fluctuations in revenues and results of operations; reliance on acquisitions and the timely development, production, marketing and delivery of new products and services; increased demand for year 2000 products and services; risks associated with conducting a professional services business; reliance on the mainframe computing environment and demand for the company's products; changes in the company's product and service mix and product and service pricing; interoperability of the company's products with leading software application products; risks of protecting intellectual property rights and litigation; dependence on third-party technology; risks associated with international sales, distributors and operations; dependence on government contracts; control of the company by affiliates; the company's ability to implement its acquisition strategy, successfully integrate any acquired products, services and businesses, adjust to changes in technology, customer preferences, enhanced competition and new competitors in software and professional services markets, maintain and enhance its relationships with vendors, and attract and retain key employees; general economic and business conditions; and other risks detailed from time to time in the company's Securities and Exchange Commission reports, including, but not limited to, the company's Registration Statement filed on Form S-1. Neither SAGA nor its parent company, SAGA SYSTEMS, Inc. (collectively, the "company") is obligated to update the information contained in this release.